                                                                    Exhibit 99


                              [LOGO APPEARS HERE]


                   -----------------------------------------
                        SECURITY CAPITAL PACIFIC TRUST
                   -----------------------------------------

                           SUPPLEMENTAL INFORMATION

                              Third Quarter 1996

                                                                               Page
                                                                               ----
Financial Highlights .........................................................    1

Statements of Funds From Operations ..........................................    2

Statements of Earnings .......................................................    3

Balance Sheets ...............................................................    4

Components of Growth in PTR Funds From Operations Per Share ..................    5

PTR Garden Style Multifamily Portfolio Composition ...........................    6

Same Store Analysis ..........................................................   7a

1/1/95 Same Store Universe and Total PTR Investment By Market ................   7b

Garden Style Multifamily Investment Summary ..................................   8a

Homestead Village Investment Summary .........................................   8b

Pro Forma Funds From Operations Relating to Homestead Village Spin-Off .......   9a

Other Information Relating to the Homestead Village Spin-Off..................   9b

      Information included in this supplemental information is unaudited.

                        SECURITY CAPITAL PACIFIC TRUST
                              Third Quarter 1996

                             Financial Highlights

              (in thousands, except per share amounts and ratios)

                                                             Three Months                     Nine Months
                                                         Ended September 30,              Ended September 30,
                                                       1996     1995    % Change      1996         1995    % Change
-------------------------------------------------------------------------------------------------------------------
Operating Performance
   Rental Revenues                                    $84,802  $70,176    20.84%     $240,102    $189,412    26.76%
   Net Operating Income /1/                            50,009   41,717    19.88%      143,557     113,337    26.66%

   Funds From Operations Attributable to Common Shares 29,474   26,527    11.11%       85,291      69,495    22.73%
   Funds From Operations per Common Share /2/           $0.41    $0.37    10.81%        $1.18       $1.06    11.32%

   Distributions per Share                              $0.31  $0.2875     7.83%        $0.93     $0.8625     7.83%


                                                                                         As of September 30,
                                                                                      1996        1995    % Change
                                                                                   ----------- -------------------
Assets
   Real Estate Investments Before Depreciation                                     $2,257,560  $1,744,343    29.42%
   Total Assets                                                                    $2,222,999  $1,723,962    28.95%


Capitalization
   Total Long Term Debt                                                              $669,460    $351,305    90.56%
   Total Debt                                                                        $840,810    $376,305   123.44%

   Total Long Term Undepreciated Book Capitalization                               $2,088,348  $1,722,927    21.21%
   Total Undepreciated Book Capitalization                                         $2,259,698  $1,747,927    29.28%

   Total Long Term Debt/Total Long Term Undepreciated Book Capitalization               32.06%      20.39%   57.22%
   Total Debt/Total Undepreciated Book Capitalization                                   37.21%      21.53%   72.83%

   Total Common Shares Outstanding at Quarter End                                      72,815      72,211     0.84%
   Price at Quarter End                                                               $21.125      $19.00    11.18%
   Common Equity Market Capitalization at Quarter End /3/                          $1,538,217  $1,372,009    12.11%


DEFINITIONS (amounts and shares are not in thousands)
-----------------------------------------------------

1 Net Operating Income is total rental revenues less property operating expenses (excluding depreciation and interest expense).

2 Per share amounts are calculated based on weighted average common shares outstanding.

3 Conversion of all 8,703,000 shares of Series A convertible preferred stock would result in 83,399,900 total common shares outstanding and a common equity market capitalization of $1,761,822,888 as of the September 30, 1996 closing price of $21.25 per common share.




                        Supplemental Information Page 1

                        SECURITY CAPITAL PACIFIC TRUST
                              Third Quarter 1996


                      Statements of Funds From Operations

                    (in thousands except per share amounts)

                                                             Three Months Ended           Nine Months Ended
                                                                September 30,               September 30,
-------------------------------------------------------------------------------------------------------------
                                                               1996       1995            1996         1995
=============================================================================================================
Revenues:

   Rental Income                                              $84,802    $70,176        $240,102     $189,412
   Other Interest Income                                          590        610           1,589        1,884
-------------------------------------------------------------------------------------------------------------
                                                               85,392     70,786         241,691      191,296
-------------------------------------------------------------------------------------------------------------

Expenses:

   Rental Expenses, excluding real estate taxes                28,199     22,934          76,592       60,186
   Real Estate Taxes                                            6,594      5,525          19,953       15,889
   Interest                                                     8,624      3,271          22,401       14,400
   General and Administrative, including REIT management fee    6,130      5,709          17,915       15,256
   Other                                                          189        433             583          635
-------------------------------------------------------------------------------------------------------------
                                                               49,736     37,872         137,444      106,366
-------------------------------------------------------------------------------------------------------------

Funds From Operations                                          35,656     32,914         104,247       84,930
   Less Preferred Share Dividends                               6,182      6,387          18,956       15,435
-------------------------------------------------------------------------------------------------------------

Funds From Operations Attributable to Common Shares           $29,474    $26,527         $85,291      $69,495
=============================================================================================================

Weighted Average Common Shares Outstanding                     72,628     72,211          72,355       65,315
=============================================================================================================

Funds From Operations Per Common Shares:                        $0.41      $0.37           $1.18        $1.06


    Pro Forma Adjustments to Funds From Operations Assuming the Spin-Off of
               Homestead Village Assets as of January 1, 1995/1/

                    (in thousands except per share amounts)



                                                             Three Months Ended           Nine Months Ended
                                                                September 30,               September 30,
-------------------------------------------------------------------------------------------------------------
                                                               1996       1995            1996         1995
=============================================================================================================

Pro Forma Per Share Adjustment                                 ($0.05)    ($0.05)         ($0.12)      ($0.10)

Pro Forma Funds From Operations Per Common Share                $0.36      $0.32           $1.06        $0.96
-------------------------------------------------------------------------------------------------------------

DEFINITIONS
-----------

/1/ See pages 9a and 9b for detail.

                        Supplemental Information Page 2

                        SECURITY CAPITAL PACIFIC TRUST
                              Third Quarter 1996

                            Statements of Earnings

                    (in thousands except per share amounts)

                                                             Three Months Ended           Nine Months Ended
                                                                September 30,               September 30,
------------------------------------------------------------------------------------------------------------
                                                              1996        1995            1996        1995
============================================================================================================
Revenues:

    Rental Income                                           $84,802      $70,176        $240,102    $189,412
    Other Interest Income                                       590          610           1,589       1,884
------------------------------------------------------------------------------------------------------------
                                                            $85,392      $70,786        $241,691    $191,296
------------------------------------------------------------------------------------------------------------

Expenses:

    Rental Expenses, excluding real estate taxes            $28,199      $22,934         $76,592     $60,186
    Real Estate Taxes                                         6,594        5,525          19,953      15,889
    Depreciation                                             10,987        9,611          32,230      26,162
    Interest                                                  8,624        3,271          22,401      14,400
    General and Administrative, including REIT
      management fee                                          6,130        5,709          17,915      15,256
    Other                                                       140          533             501         855
------------------------------------------------------------------------------------------------------------
                                                            $60,674      $47,583        $169,592    $132,748
------------------------------------------------------------------------------------------------------------

Earnings From Operations                                    $24,718      $23,203         $72,099     $58,548
Gain on Sale of Investments                                  25,257          --           33,340         --
------------------------------------------------------------------------------------------------------------

Earnings Before Extraordinary Item                          $49,975      $23,203        $105,439     $58,548
Less Extraordinary Item - loss on early extinguishment
  of debt                                                       --           --              870         --
------------------------------------------------------------------------------------------------------------

Net Earnings                                                $49,975      $23,203        $104,569     $58,548
Less Preferred Share Dividends                                6,182        6,387          18,956      15,435
------------------------------------------------------------------------------------------------------------

Net Earnings Attributable to Common Shares                  $43,793      $16,816         $85,613     $43,113
============================================================================================================

Weighted Average Common Shares Outstanding                   72,628       72,211          72,355      65,315
============================================================================================================

Earnings Per Common Share:
    Primary/1/                                                $0.60        $0.23           $1.18       $0.66
    Fully Diluted                                             $0.57          --            $1.18         --
------------------------------------------------------------------------------------------------------------

Distributions Paid Per Common Share                           $0.31      $0.2875           $0.93     $0.8625
------------------------------------------------------------------------------------------------------------

/1/ Primary earnings per common share is calculated from weighted average common shares outstanding for the three and nine months ended 9/30/96 and 9/30/95.

                        Supplemental Information Page 3

                        SECURITY CAPITAL PACIFIC TRUST
                              Third Quarter 1996

                                Balance Sheets

                    (in thousands except per share amounts)


                                                                 September 30,     December 31,
-----------------------------------------------------------------------------------------------
Assets                                                         1996         1995        1995
===============================================================================================
   Real Estate                                             $2,257,560   $1,744,343   $1,855,866
   Less:  Accumulated Depreciation                            102,496       72,119       81,979
-----------------------------------------------------------------------------------------------
                                                            2,155,064    1,672,224    1,773,887
   Mortgage Notes Receivable                                   14,394       18,706       15,844
-----------------------------------------------------------------------------------------------
        Total Investments                                   2,169,458    1,690,930    1,789,731

   Cash and Cash Equivalents                                   20,675       12,102       26,919
   Accounts Receivable                                          4,083        2,788        3,318
   Other Assets                                                28,783       18,142       21,031
-----------------------------------------------------------------------------------------------
        Total Assets                                       $2,222,999   $1,723,962   $1,840,999
===============================================================================================

-----------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity
===============================================================================================

Liabilities:
   Line of Credit                                          $171,350        $25,000     $129,000
   Long Term Debt                                           450,000        200,000      200,000
   Mortgages Payable                                        219,460        151,305      158,054
   Payables, Accrued Expenses and Other Liabilities          65,797         48,153       78,277
-----------------------------------------------------------------------------------------------
        Total Liabilities                                  $906,607       $424,458     $565,331
-----------------------------------------------------------------------------------------------

Shareholders' Equity:
   Series A Cumulative Convertible Preferred Shares        $217,575       $230,000     $230,000
   Series B Cumulative Redeemable Perpetual Preferred
     Shares                                                 105,000        105,000      105,000
   Common Shares, $1 Par Value                               72,980         72,376       72,376
   Additional Paid-In-Capital                               964,500        952,691      952,679
   Dividends In Excess of Net Earnings                      (41,725)       (58,627)     (82,450)
   Treasury Shares At Cost                                   (1,938)        (1,936)      (1,937)
-----------------------------------------------------------------------------------------------
        Total Shareholders' Equity                       $1,316,392     $1,299,504   $1,275,668
===============================================================================================
        Total Liabilities and Shareholders' Equity       $2,222,999     $1,723,962   $1,840,999
===============================================================================================

Share Data:
   Weighted Average Common Shares Outstanding                72,355         65,315       67,052
                                                      =============    ===========  ===========
   Total Common Shares Outstanding/1/                        72,815         72,211       72,211
                                                      =============    ===========  ===========

DEFINITIONS
-----------

/1/ During the third quarter, 348,000 Series A convertible preferred shares were converted into 423,235 common shares.

                        Supplemental Information Page 4

                        SECURITY CAPITAL PACIFIC TRUST
                              Third Quarter 1996

          Components of Growth in PTR Funds From Operations Per Share

-------------------
Q3 1996 vs. Q3 1995
-------------------





52% Developments/3/   [PIE CHART APPEARS HERE]     15% Same Store Universe/1/




                               33% Acquisitions


---------------------
YTD 1996 vs. YTD 1995
---------------------


50% Developments/2/   [PIE CHART APPEARS HERE]     17% Same Store Universe/1/




                               33% Acquisitions



DEFINITIONS
-----------

 1 Same Store Universe: FFO per share growth from NOI increases on properties which were fully operational as of 1/1/95.

 2 Developments: FFO per share growth from the stabilization of new developments.

 3 Acquisitions: FFO per share growth from properties acquired after 1/1/95.


                        Supplemental Information Page 5

                        SECURITY CAPITAL PACIFIC TRUST
                              Third Quarter 1996

              PTR Garden Style Multifamily Portfolio Composition



The following graphs illustrate the changing composition of PTR's portfolio during 1996.

-------------------------------------------------
Garden Style Multifamily Portfolio as of 12/31/95
-------------------------------------------------

        20% Other Acquisitions & Developments/2/

                                                    [PIE CHART APPEARS HERE]


9% West Coast Acquisitions & Developments/1/





                                                   71% Same Store Properties/1/


------------------------------------------------
Garden Style Multifamily Portfolio as of 9/30/96
------------------------------------------------





        20% Other Acquisitions & Developments/1/



                                                    [PIE CHART APPEARS HERE]



                                                 53% Same Store Properties/2/



27% West Coast Acquisitions & Developments/2/




DEFINITIONS
-----------

  1 Same Store Properties: Fully operating properties as of 1/1/95 adjusted for sales (includes two California properties).

  2 West Coast Acquisitions and Developments: Total expected investment in properties in California, Portland, Seattle and Salt Lake City (excluding those in the same store universe).

  3 Other Acquisitions and Developments: Properties acquired or completed after 1/1/95 and properties under construction on the dates indicated in each graph, based on total expected investment.


                       Supplemental Information Page  6

                        SECURITY CAPITAL PACIFIC TRUST
                              Third Quarter 1996

                              Same Store Analysis

--------------------------------------------------------------------------------------------------
Same Store Universe                             Fully Operating                  Fully Operating
                                                 Properties on                    Properties on
                                                    7/1/95                           1/1/95
--------------------------------------------------------------------------------------------------
Portfolio
   Properties                                              113                                103
   Units                                                33,189                             30,376
   Total Investment in Same Store Properties    $1,270,726,244                     $1,143,282,590
   % of Total PTR Portfolio                              54.01%                             52.73%

                                                   Q3 1996 vs.                       YTD 1996 vs.
Operating Performance                                  Q3 1995                           YTD 1995
                                              -----------------                  -----------------
   Collections Growth                                     3.07%                              2.95%
   Property Operating Expense Growth                      2.46%                              1.27%
   Net Operating Income Growth                            3.51%                              4.16%


--------------------------------------------------------------------------------------------------
Summary Information on 7/1/95
  Same Store Universe                                  Q3 1996                            Q3 1995
--------------------------------------------------------------------------------------------------

   Average Physical Occupancy                            94.86%                             94.43%
   Property Operating Expense Ratio                      41.51%                             41.75%
   Average Rental Rate Per Unit                           $611                               $597
   Recurring Capital Expenditures Per Unit                 $69                                $42


DEFINITIONS
-----------

Same Store Universe:
   (a) Fully Operating Properties on 7/1/95: All operating garden apartment properties (including stabilized and pre-stabilized properties) that were fully operational during the entire third quarter of 1996 and the entire third quarter of 1995.

   (b) Fully Operating Properties on of 1/1/95: All operating garden apartment properties (including stabilized and pre-stabilized properties) that were fully operational during the entire first nine months of 1996 and the entire first nine months of 1995.

Total Investment in Same Store Properties: Represents cost, including planned capital expenditures.

% of Total PTR Portfolio: Same store investment as a percentage of PTR's total investment, including properties under construction, based on total expected investment as of September 30, 1996.

Collections: Actual rent and other income collected, net of vacancies, bad debts and concessions.

Property Operating Expense: Includes core property operating expenses, make-ready expenses and real estate taxes.

Net Operating Income: Total rental revenues less property operating expenses (excluding depreciation and interest expense).

Property Operating Expense Ratio: Property operating expenses as a percentage of collected revenues.

Average Rental Rate Per Unit:  Weighted average asking rents during the quarter.




                       Supplemental Information Page 7a

                        SECURITY CAPITAL PACIFIC TRUST
                              Third Quarter 1996

         1/1/95 Same Store Universe and Total PTR Investment By Market

----------------------------------------------------------------------------------------------------------------------
                                                                      Collections
                                            Average       Average       Growth
                                           Physical      Physical      1996 YTD     1/1/95 Same Store     Total PTR
                                          Occupancy %   Occupancy %    vs. 1995       Universe % by     Portfolio % by
Market Distribution                        1996 YTD      1995 YTD       YTD/1/          Market/2/         Market/3/
----------------------------------------------------------------------------------------------------------------------
Central:
   Austin                                   95.41%        95.31%         3.60%             5.27%             4.82%
   Dallas                                   96.17%        95.71%         5.38%             8.36%             5.20%
   Houston                                  96.00%        91.99%         5.93%            10.49%             7.28%
   San Antonio                              92.81%        93.52%        -1.16%            10.28%             6.60%
                                            -----         -----         -----            ------            ------
      Central Region Subtotal               94.90%        93.86%         3.21%            34.40%            23.90%
                                            -----         -----         -----            ------            ------

Northwest:
   Portland                                 93.61%        96.51%        -1.39%             6.40%             6.90%
   Salt Lake City                           94.36%        94.49%         6.05%             1.03%             3.91%
   Seattle                                  94.07%        94.56%         2.14%             2.38%             5.58%
                                            -----         -----         -----            ------            ------
      Northwest Region Subtotal             93.83%        95.79%         0.32%             9.81%            16.39%
                                            -----         -----         -----            ------            ------

Southwest:
   Albuquerque                              95.20%        95.37%         0.69%             5.14%             5.58%
   Denver                                   96.60%        96.22%         3.52%             7.93%             4.75%
   El Paso                                  93.91%        91.15%         1.11%             6.03%             4.79%
                                            -----         -----         -----            ------            ------
      Southwest Region Subtotal             95.18%        94.01%         1.94%            19.10%            15.12%
                                            -----         -----         -----            ------            ------

West:
   Las Vegas                                95.31%        92.02%         5.82%            10.42%             5.49%
   Phoenix                                  95.03%        95.25%         6.60%            13.73%            13.43%
   Northern California                         -             -             -                 -               8.12%
   Southern California                      95.63%        93.84%         6.50%             2.54%             9.15%
   Tucson                                   92.80%        93.75%        -3.77%             5.32%             4.64%
                                            -----         -----         -----            ------            ------
      West Region Subtotal                  94.71%        93.91%         4.49%            32.01%            40.83%
                                            -----         -----         -----            ------            ------

Other Markets:                              94.95%        93.90%         0.23%             4.68%             3.77%
                                            -----         -----         -----            ------            ------

Total Properties                            94.82%        94.06%         2.95%           100.00%           100.00%
                                            =====         =====         =====            ======            ======

Same Store as a % of Total PTR Portfolio                                                  52.73%
                                                                                         ======

DEFINITIONS
-----------

 1 Collections Growth YTD 1996 vs. YTD 1995: Percentage growth in actual rent and other income collected, net of vacancies, bad debts and concessions in aggregate for the 1/1/95 same store universe.

 2 1/1/95 Same Store Universe % by Market: 1/1/95 same store universe by market as a percentage of total 1/1/95 same store universe, based upon total expected investment as of September 30, 1996.

 3 Total PTR Portfolio % by Market: Total PTR garden style multifamily portfolio by market as a percentage of the total PTR garden style multifamily portfolio, including properties under construction and based upon total expected investment as of September 30, 1996.


                       Supplemental Information Page 7b

                        SECURITY CAPITAL PACIFIC TRUST
                              Third Quarter 1996

                  Garden Style Multifamily Investment Summary

------------------------------------------------------------------------------------------------------
                                                                         1996
                                           -----------------------------------------------------------
                                                      Q1              Q2             Q3           YTD
======================================================================================================
Operating Properties
------------------------------------------------------------------------------------------------------
   Properties                                         130            137            142           142
   Units                                           38,970         40,981         43,007        43,007
   Total Investment                        $1,546,998,359 $1,655,797,109 $1,835,567,381 1,835,567,381
   Cost Per Unit                                  $39,697        $40,404        $42,681        42,681

Development Properties
------------------------------------------------------------------------------------------------------
   Starts During Period
      Properties                                        1              4              4             9
      Units                                           324          1,552          1,119         2,995
      Total Investment                        $20,478,906   $102,317,033    $63,006,985  $185,802,924
      Cost Per Unit                               $63,207        $65,926        $56,307       $62,038

   Completions During Period
      Properties                                        1              4              5            10
      Units                                           424          1,036          1,388         2,848
      Total Investment                        $24,762,391    $53,298,495    $75,638,745  $153,699,631
      Cost Per Unit                               $58,402        $51,446        $54,495       $53,968

   Stabilizations During Period
      Properties                                      --               3              5             8
      Units                                           --             864          1,460         2,324
      Total Investment                                --     $52,515,298    $70,737,309  $123,252,607
      Cost Per Unit                                   --         $60,782        $48,450       $53,035


   Under Construction at Quarter End
      Properties                                       17             17             16            16
      Units                                         5,324          5,840          5,571         5,571
      Total Investment                       $296,260,860   $345,279,398   $332,647,638  $332,647,638
      Cost Per Unit                               $55,646        $59,123        $59,711       $59,711
      Investment To Date At Quarter End      $187,676,247   $207,054,462   $184,539,070  $184,539,070

   Development Expenditures During Period     $37,600,353    $50,708,494    $48,258,719  $136,567,566

Acquisitions
------------------------------------------------------------------------------------------------------
   Properties                                           2              5              6            13
   Units                                              815          1,822          2,355         4,992
   Total Investment                           $31,327,500    $96,172,485   $182,170,795  $309,670,780
   Cost Per Unit                                  $38,439        $52,784        $77,355       $62,033

Dispositions
------------------------------------------------------------------------------------------------------
   Properties                                           4              2              6            12
   Units                                            1,004            848          1,718         3,570
   Sales Proceeds                             $39,740,000    $47,909,825    $98,217,800  $185,867,625
   Gains                                       $2,896,938     $5,186,385    $25,206,493   $33,289,816

DEFINITIONS
-----------

Total Investment: For operating properties, this equals the total investment to date plus planned capital expenditures. For development properties, this equals the total expected investment at completion.

Stabilizations During Period: Completed development properties achieving 93% occupancy at stabilized rental rates.

Under Construction at Quarter End: Development properties on which construction has commenced, but all units have not been completed or accepted.

Development Expenditures During Period: Costs expended on projects under construction during the period.

Dispositions: Second quarter sales proceeds include disposition of an industrial building for $4.1 million.

                       Supplemental Information Page 8a

                        SECURITY CAPITAL PACIFIC TRUST
                              Third Quarter 1996

                     Homestead Village Investment Summary

----------------------------------------------------------------------------------------------
                                                                  1996
                                           ---------------------------------------------------
                                                    Q1           Q2           Q3          YTD
----------------------------------------------------------------------------------------------
Operating Properties
----------------------------------------------------------------------------------------------
   Properties                                       23           26           28           28
   Units                                         3,159        3,594        3,884        3,884
   Total Investment                        $92,239,706 $108,728,523 $119,675,985 $119,675,985
   Cost Per Unit                           $    29,199      $30,253      $30,813      $30,813

Development Properties
      ----------------------------------------------------------------------------------------
   Starts During Period
      Properties                                     1            4            5           10
      Units                                        141          538          675        1,354
      Total Investment                     $ 4,962,698 $ 24,747,820 $ 29,881,582 $ 59,592,100
      Cost Per Unit                            $35,196     $ 46,000 $     44,269      $44,012

   Completions During Period
      Properties                                     3            3            2            8
      Units                                        391          435          290        1,116
      Total Investment                     $12,592,076 $ 16,364,703 $ 10,922,098 $ 39,878,877
      Cost Per Unit                            $32,205     $ 37,620 $     37,662      $35,734

   Stabilizations During Period
      Properties                                     1            3            4            8
      Units                                        137          459          524        1,120
      Total Investment                     $ 4,057,442 $ 14,862,385 $ 18,233,716 $ 37,153,543
      Cost Per Unit                            $29,616 $     32,380 $     34,797 $     33,173

   Under Construction at Quarter End
      Properties                                     7            8           11           11
      Units                                      1,000        1,103        1,488        1,488
      Total Investment                     $37,508,983 $ 45,892,100 $ 64,851,584 $ 64,851,584
      Cost Per Unit                            $37,509     $ 41,607      $43,583 $     43,583
      Investment To Date At Quarter End    $25,081,596 $ 23,663,860 $ 30,914,112 $ 30,914,112

   Development Expenditures During Period  $ 7,979,574  $ 9,765,091 $  8,483,484 $ 26,228,149


DEFINITIONS
-----------
Total Investment: For operating properties, this equals the total investment to date plus planned capital expenditures. For development properties, this equals the total expected investment at completion.

Stabilizations During Period: Completed development properties achieving 93% occupancy at stabilized rental rates.

Under Construction at Quarter End: Development properties on which construction has commenced, but all units have not been completed and accepted.

Development Expenditures During Period: Incremental costs expended on projects under construction during the period.





                       Supplemental Information Page  8b

                        SECURITY CAPITAL PACIFIC TRUST
                              Third Quarter 1996

    Pro Forma Funds From Operations Relating To Homestead Village Spin-Off

                    (in thousands except per share amounts)


The following pro forma statements of funds from operations assume the spin-off of PTR's Homestead Village extended-stay lodging assets to a newly formed company, Homestead Village Incorporated, based on the methodology discussed on page 9b under "Explanation of Homestead Village Spin-Off Pro Forma Methodology".

                                       For the Three Months Ended March 31,           For the Three Months Ended June 30,
                                     ---------------------------------------      -----------------------------------------
Pro Forma Statements of                      1996               1995                       1996                 1995
   Funds From Operations:            -------------------- ------------------      --------------------   ------------------
                                      Actual   Pro Forma   Actual  Pro Forma       Actual    Pro Forma    Actual  Pro Forma
                                     ===================  ==================      ====================   ==================
Revenues:
   Rental income                     $75,809    $68,944   $53,517   $51,350        $79,491     $71,459   $65,719   $62,702
   Homestead convertible mortgages
      interest income                    --         826       --        --             --        1,203       --        --
   Other Interest Income                 547        544       555       552            452         448       719       715
                                     ------------------   -----------------        -------------------   -----------------
                                     $76,356    $70,314   $54,072   $51,902        $79,943     $73,110   $66,438   $63,417
                                     ------------------   -----------------        -------------------   -----------------

Expenses:
   Rental Expenses
      including real estate taxes    $30,297    $26,693   $21,682   $21,108        $31,455     $27,715   $25,933   $25,082
   Interest                            6,520      7,261     6,006     6,743          7,257       8,016     5,123     5,895
   General and Administrative,
      including REIT management fee    5,831      5,194     4,171     3,799          5,954       5,148     5,377     4,887
   Other                                 170        144       129       119            224         206        73        71
                                     ------------------   -----------------        -------------------   -----------------
                                     $42,818    $39,292   $31,988   $31,769        $44,890     $41,085   $36,506   $35,935
                                     ------------------   -----------------        -------------------   -----------------

   Less: Preferred share dividends    $6,388     $6,388    $4,025    $4,025         $6,386      $6,388    $5,023    $5,023

Funds From Operations
   Attributable to Common Shares     $27,150    $24,634   $18,059   $16,108        $28,667     $25,637   $24,909   $22,459
                                     ==================   =================        ===================   =================

Per Common Share Amounts               $0.38      $0.34     $0.35     $0.31          $0.40       $0.35     $0.35     $0.31
                                     ==================   =================        ===================   =================



                                     For the Three Months Ended September 30,      For the Nine Months Ended September 30,
                                     ---------------------------------------      -----------------------------------------
                                             1996               1995                       1996                 1995
                                     -------------------- ------------------      --------------------  -------------------
                                      Actual   Pro Forma   Actual  Pro Forma       Actual    Pro Forma    Actual  Pro Forma
                                     ===================  ==================      ====================  ===================
Revenues:
   Rental income                     $84,802    $76,352   $70,176   $65,920       $240,102    $216,755  $189,412  $179,972
   Homestead convertible mortgages       --                   --
      interest income                             1,668                  96            --        3,697       --         96
   Other Interest Income                 590        592       610       511          1,589       1,584     1,884     1,778
                                     ------------------   -----------------       --------------------  ------------------
                                     $85,392    $78,612   $70,786   $66,527       $241,691    $222,036  $191,296  $181,846
                                     ------------------   -----------------       --------------------  ------------------

Expenses:
   Rental Expenses
      including real estate taxes    $34,793    $30,977   $28,459   $27,322        $96,545     $85,385   $76,074   $73,512
   Interest                            8,624      9,687     3,271     3,956         22,401      24,964    14,400    16,594
   General and Administrative,
      including REIT management fee    6,130      5,177     5,709     5,141         17,915      15,519    15,257    13,827
   Other                                 189        175       433       334            583         525       635       524
                                     ------------------   -----------------       --------------------  ------------------
                                     $49,736    $46,016   $37,872   $36,753       $137,444    $126,393  $106,366  $104,457
                                     ------------------   -----------------       --------------------  ------------------

   Less: Preferred share dividends    $6,182     $6,182    $6,387    $6,387        $18,956     $18,958   $15,435   $15,435

Funds From Operations
   Attributable to Common Shares     $29,474    $26,414   $26,527   $23,387        $85,291     $76,685   $69,495   $61,954
                                     ==================   =================       ====================  ==================

Per Common Share Amounts               $0.41      $0.36     $0.37     $0.32          $1.18       $1.06     $1.06     $0.96
                                     ==================   =================       ====================  ==================

                       Supplemental Information Page 9a

                        SECURITY CAPITAL PACIFIC TRUST
                              Third Quarter 1996

           Other Information Relating To Homestead Village Spin-Off

                     (Information in thousands of dollars)

The following pro forma financial position information assumes the spin-off of PTR's Homestead Village extended-stay lodging assets to a newly formed company, Homestead Village Incorporated ("Homestead"), based on the methodology discussed below under "Explanation Of Homestead Village Spin-Off Pro Forma Methodology."

                                                       September 30,
                                       --------------------------------------------
                                               1996                    1995            December 31, 1995
                                       ---------------------  ---------------------  ---------------------
Pro Forma Financial Position:            Actual   Pro Forma    Actual   Pro Forma     Actual   Pro Forma
                                       ---------------------  ---------------------  ---------------------

Assets:
   Real estate                         $2,257,560 $2,093,894  $1,744,343 $1,650,484  $1,855,866 $1,747,407
   Homestead convertible mortgage notes    -      $   75,410      -      $    8,858      -      $   23,458
   Total Assets                        $2,222,999 $2,137,071  $1,723,962 $1,637,409  $1,840,999 $1,755,492

Liabilities and Shareholders' Equity:
   Total liabilities                      906,607    908,368     424,458    429,782     565,331    569,201
   Total shareholders' equity           1,316,392  1,228,702   1,299,504  1,207,626   1,275,668  1,186,291
   Total Liabilities and
Shareholders' Equity                   $2,222,999 $2,137,071  $1,723,962 $1,637,409  $1,840,999 $1,755,492

Explanation Of Homestead Village Spin-Off Pro Forma Methodology:

The PTR pro forma funds from operations statements presented on page 9a and the PTR pro forma financial position information presented above assumes the following:

   * The exchange of PTR's Homestead Village extended-stay lodging assets ("Homestead Assets") to a newly formed company, Homestead, for Homestead common shares and warrants, occurred as of January 1, 1995;

   * The receipt of convertible mortgage notes ("Notes") thereafter as additional Homestead Assets were developed and;

   * The distribution of Homestead common shares and warrants received by PTR to PTR's shareholders.

   * The historical operating revenues and expenses associated with Homestead Assets have been excluded (assumed to be owned by Homestead) effective January 1, 1995.

   * Historical interest costs capitalized on the Homestead Assets during the respective periods were reflected as PTR interest expense for pro forma purposes.

   * PTR received Homestead common shares in exchange for its funding of the Homestead Assets first, and then Notes in exchange for the balance of its funding over the respective time periods.

The unaudited pro forma information is not necessarily indicative of what PTR's actual funds from operations or financial position would have been for the respective periods presented had the subject transaction been completed as of the dates indicated above.

Funds from operations is not to be construed as a substitute for "net earnings" in evaluating operating results nor as a substitute for "cash flow" in evaluating liquidity and may not be comparable to other similarly titled measures of other companies.


Homestead Village Convertible Mortgage Notes Information:

PTR will receive interest income from Homestead Notes (defined above) bearing a stated interest rate of 9% per annum on the face amount of the Notes. As the Notes will be issued at a discount from the face amount, the effective interest rate on the amounts funded is 10.7%. Interest income included in the calculation of funds from operations is based on this effective interest rate.

PTR's earnings attributable to common shares (per GAAP) will include interest income from the Notes at an effective interest rate of 12.42%. The effective interest rate incorporates the amortization of financing costs paid by Homestead to PTR in the form of warrants issued by Homestead and the conversion feature of the Notes. The warrant component of these financing costs was paid by Homestead in exchange for PTR's commitment to fund up to $129 million in mortgage loans to develop the properties contributed by PTR to Homestead. The 12.42% effective interest rate is not included in the calculation of PTR's FFO. FFO is calculated using the 10.7% effective interest rate described above.


                       Supplemental Information Page 9b